Exhibit 99.1

260 Hudson River Road Waterford, NY 12188 momentive.com	NEWS RELEASE

FOR IMMEDIATE RELEASE
Momentive Announces Second Quarter 2017 Results
Second Quarter Highlights:
•Net sales of $594 million
•Net income of $19 million, an increase of $29 million year-over-year
•Segment EBITDA of $74 million, an increase of 12% year-over-year

WATERFORD, N.Y. (August 8, 2017) - MPM Holdings Inc. (“Momentive” or the “Company”) (OTCQX: MPMQ) today announced results for the second quarter ended June 30, 2017.

“We are pleased to report strong results that reflect continued solid performance in our diversified specialty product portfolio and the benefits from our focus of making strategic investments to improve our operations and cost structure, transform our siloxane-based product lines, and support the growth of our specialty applications,” said Jack Boss, Chief Executive Officer and President. “During the second quarter of 2017 we saw year-over-year Segment EBITDA growth of 12% and a 4% increase in specialty volumes.”

Mr. Boss added: “Our integration of the Sea Lion Technology acquisition is completed and our NXT* capacity expansion underway at Leverkusen, Germany reinforces our focus on expanding our NXT* silane availability to serve our global automotive customers. As we look out into the balance of 2017, we see continued solid growth and positive fundamentals in the markets in which we operate.”

Second Quarter 2017 Results
Net Sales. Net sales for the three months ended June 30, 2017 were $594 million, an increase of 1% compared with $586 million in the prior-year period. The increase in net sales reflected improved product mix in specialty silicone products and higher quartz segment sales partially offset by intentionally lower volumes of siloxane derivative products primarily as a result of ceasing siloxane production at the Leverkusen facility.

Net income (loss). Net income for the three months ended June 30, 2017 was $19 million compared to a net loss of $10 million in the prior year period.

Segment EBITDA. Segment EBITDA for the three months ended June 30, 2017 was $74 million, an increase of 12% compared with $66 million in the prior year period. The increase in Segment EBITDA was driven primarily by improved demand in automotive, consumer products, and electronics markets as well as production efficiencies, and raw material deflation in the silicones segment. In addition, the quartz business segment improved by $4 million due to improved sales, cost controls and substantially improved manufacturing efficiencies.

Segment Results
Following are net sales and Segment EBITDA by reportable segment for the second quarter ended June 30, 2017 and 2016. See “Non-U.S. GAAP Measures” and Schedule 4 to this release for further information regarding Segment EBITDA for a reconciliation of net (loss) income to Segment EBITDA.

Net Sales (1):
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Silicones	$542	$539	$1,037	$1,039
Quartz	52	47	101	83
Total	$594	$586	$1,138	$1,122
(1) Intersegment sales are not significant and, as such, are eliminated within the selling segment.

Segment EBITDA:
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Silicones	$75	$70	$146	$120
Quartz	10	6	17	7
Corporate	(11)	(10)	(20)	(20)
Total	$74	$66	$143	$107

Global Restructuring Program and Siloxane Production Transformation
As previously announced, Momentive‘s global restructuring programs and siloxane production transformation are expected to generate approximately $48 million in annual savings. Cumulatively through June 30, 2017, Momentive has achieved $38 million of savings under this program.

Liquidity and Balance Sheet
At June 30, 2017, Momentive had net debt, which is total debt less cash and cash equivalents, of approximately $1.2 billion. In addition, at June 30, 2017, Momentive had approximately $342 million in liquidity, including $128 million of unrestricted cash and cash equivalents, and $214 million of availability under its senior secured asset-based revolving loan (“ABL”) facility. Momentive expects to have adequate liquidity to fund its operations for the foreseeable future from cash on its balance sheet, cash flows provided by operating activities and amounts available for borrowings under the ABL facility.

Earnings Call

Momentive will host a teleconference to discuss second quarter ended June 30, 2017 results on Tuesday, August 8, 2017, at 10 a.m. Eastern Time. Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: (844) 309-6571
International Participants: (484) 747-6920
Participant Passcode: 47740371

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.momentive.com. A replay of the call will be available for three weeks beginning at 2 p.m. Eastern Time on August 8, 2017. The playback can be accessed by dialing (855) 859-2056 (U.S.) and +1 (404) 537-3406 (International). The passcode is 47740371. A replay of the call will be available for three weeks beginning at 2 p.m. Eastern Time on August 8, 2017. A replay also will be available through the Investor Relations Section of the Company’s website.

Non-U.S. GAAP Measures
Segment EBITDA is defined as EBITDA (earnings before interest, income taxes, depreciation and amortization) adjusted for certain non-cash and certain other income and expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Segment EBITDA should not be considered a substitute for net (loss) income or other results reported in accordance with accounting principles generally accepted in the United States (“GAAP”). Segment EBITDA may not be comparable to similarly titled measures reported by other companies. See Schedule 4 to this release for a reconciliation of net income (loss) to Segment EBITDA.

Adjusted EBITDA is defined as EBITDA adjusted for certain non-cash and certain non-recurring items and other adjustments calculated on a pro-forma basis, including the expected future cost savings from business optimization or other programs and the expected future impact of acquisitions, in each case as determined under the governing debt instrument. As the Company is highly leveraged, the Company believes that including the supplemental adjustments that are made to calculate Adjusted EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants and to obtain additional debt in the future. Adjusted EBITDA is not a defined term under GAAP. Adjusted EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net (loss) income determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not take into account certain items such as interest and principal payments on the Company’s indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of the Company’s operations, it is a necessary element of the Company’s costs and ability to operate), non-recurring expenses and capital expenditures. Fixed Charges under the indentures should not be considered as an alternative to interest expense. See Schedule 5 to this release for a reconciliation of net (loss) income to Adjusted EBITDA and the calculation of the Adjusted EBITDA to Fixed Charges ratio.

Forward-Looking and Cautionary Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to our transformation and restructuring activities, growth and productivity initiatives, anticipated cost savings, growth, and market recovery, the impact of work stoppage and other incidents on our operations and competitiveness. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the impact of work stoppage and other incidents on our operations, changes in governmental regulations or interpretations thereof and related compliance and litigation costs, adverse rulings in litigation, difficulties with the realization of cost savings in connection with our global restructuring, transformation and strategic initiatives, including transactions with our affiliate, Hexion Inc., pricing actions by our competitors that could affect our operating margins, our ability to obtain additional financing, and the other factors listed in the Risk Factors section of our SEC filings. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Momentive

Momentive is a global leader in silicones and advanced materials, with a 75 plus year heritage of being first to market with performance applications that support and improve everyday life. Momentive delivers science-based solutions for major industries, by linking its custom technology platforms to allow the creation of unique solutions for customers. Additional information is available at www.momentive.com.

Contact
Media and Investors:
John Kompa
614-225-2223
john.kompa@momentive.com

*NXT is a trademark of Momentive Performance Materials Inc.

(See Attached Financial Statements)

MPM HOLDINGS INC.
SCHEDULE 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except share and per share data)	2017	2016	2017	2016
Net sales	$594	$586	$1,138	$1,122
Cost of sales	459	468	905	914
Gross profit	135	118	233	208
Costs and expenses:
Selling, general and administrative expense	85	78	169	159
Research and development expense	16	17	31	33
Restructuring and other costs	(5)	4	—	9
Other operating expense, net	1	2	4	8
Operating income (loss)	38	17	29	(1)
Interest expense, net	20	19	39	38
Gain on extinguishment of debt	—	—	—	(9)
Other non-operating (income) expense, net	(5)	5	(4)	2
Reorganization items, net	—	—	—	1
Income (loss) before income taxes and earnings from unconsolidated entities	23	(7)	(6)	(33)
Income tax expense (benefit)	4	4	5	(4)
Income (loss) before earnings from unconsolidated entities	19	(11)	(11)	(29)
Earnings from unconsolidated entities, net of taxes	—	1	—	1
Net income (loss)	$19	$(10)	$(11)	$(28)

MPM HOLDINGS INC.
SCHEDULE 2: CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except share data)	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents (including restricted cash of $4)	$132	$228
Accounts receivable (net of allowance for doubtful accounts of $4)	332	280
Inventories:
Raw materials	137	119
Finished and in-process goods	292	271
Other current assets	67	50
Total current assets	960	948
Investment in unconsolidated entities	20	20
Deferred income taxes	13	9
Other long-term assets	10	20
Property, plant and equipment:
Land	77	74
Buildings	322	307
Machinery and equipment	1,048	959
	1,447	1,340
Less accumulated depreciation	(323)	(265)
	1,124	1,075
Goodwill	215	211
Other intangible assets, net	314	323
Total assets	$2,656	$2,606
Liabilities and Equity
Current liabilities:
Accounts payable	$276	$238
Debt payable within one year	36	36
Interest payable	12	11
Income taxes payable	7	8
Accrued payroll and incentive compensation	47	61
Other current liabilities	108	123
Total current liabilities	486	477
Long-term liabilities:
Long-term debt	1,179	1,167
Pension and postretirement benefit liabilities	342	341
Deferred income taxes	68	66
Other long-term liabilities	67	73
Total liabilities	2,142	2,124
Commitments and contingencies
Equity
Common stock - $0.01 par value; 70,000,000 shares authorized; 48,121,634 and 48,058,114 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	866	864
Accumulated other comprehensive loss	(35)	(76)
Accumulated deficit	(317)	(306)
Total equity	514	482
Total liabilities and equity	$2,656	$2,606

MPM HOLDINGS INC.
SCHEDULE 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
(In millions)	2017	2016
Cash flows (used in) provided by operating activities
Net loss	$(11)	$(28)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	75	84
Unrealized actuarial losses from pensions and other post retirement liabilities	1	5
Deferred income tax benefit	(9)	(14)
Unrealized foreign currency gains	(4)	—
Amortization of debt discount	12	12
Gain on the extinguishment of debt	—	(9)
Other non-cash adjustments	7	7
Net change in assets and liabilities:
Accounts receivable	(43)	(14)
Inventories	(27)	(25)
Accounts payable	36	(2)
Income taxes payable	(1)	3
Other assets, current and non-current	(4)	(7)
Other liabilities, current and non-current	(44)	42
Net cash (used in) provided by operating activities	(12)	54
Cash flows used in investing activities
Capital expenditures	(77)	(53)
Purchases of intangible assets	(2)	(1)
Dividend from MPM	1	—
Purchase of a business	(9)
Net cash used in investing activities	(87)	(54)
Cash flows used in financing activities
Net short-term debt borrowings	—	1
Repayments of long-term debt	—	(16)
Net cash used in financing activities	—	(15)
Decrease in cash and cash equivalents	(99)	(15)
Effect of exchange rate changes on cash and cash equivalents	3	4
Cash and cash equivalents (unrestricted), beginning of period	224	217
Cash and cash equivalents (unrestricted), end of period	$128	$206
Supplemental disclosures of cash flow information
Cash paid for:
Interest	$28	$28
Income taxes, net of refunds	14	7
Non-cash investing activity:
Capital expenditures included in accounts payable	$21	$18

MPM HOLDINGS INC.
SCHEDULE 4: RECONCILIATION OF NET INCOME (LOSS) TO SEGMENT EBITDA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (loss)	$19	$(10)	$(11)	$(28)
Interest expense, net	20	19	39	38
Income tax expense (benefit)	4	4	5	(4)
Depreciation and amortization	37	42	75	84
Gain on extinguishment and exchange of debt	—	—	—	(9)

Items not included in Segment EBITDA:
Non-cash charges and other income and expense	$(2)	$7	$4	$11
Unrealized losses on pension and postretirement benefits	—	—	1	5
Restructuring and other costs	(4)	4	30	9
Reorganization items, net	—	—	—	1
Segment EBITDA	$74	$66	$143	$107

Segment EBITDA:
Silicones	$75	$70	$146	$120
Quartz	10	6	17	7
Corporate	(11)	(10)	(20)	(20)
Total	$74	$66	$143	$107

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 5: RECONCILIATION OF LAST TWELVE MONTHS NET LOSS TO ADJUSTED EBITDA (Unaudited)

June 30, 2017
LTM Period
Net loss	$(144)
Interest expense, net	77
Income tax expense	27
Depreciation and amortization	176
EBITDA	136
Adjustments to EBITDA
Restructuring and other costs(a)	92
Reorganization items, net(b)	1
Unrealized gains losses on pension and postretirement benefits (c)	29
Pro forma cost savings (d)	10
Acquisitions (e)	2
Non-cash charges (f)	18
Exclusion of Unrestricted Subsidiary results(g)	(31)
Adjusted EBITDA	$257
Adjusted EBITDA less Capital Expenditures and Cash Taxes	$91
Pro forma fixed charges(h)	$55
Ratio of Adjusted EBITDA to Fixed Charges(i)	4.67
Pro forma Fixed Charge Coverage Ratio(j)	1.65

(a)	Primarily includes expenses related to our global restructuring program, siloxane production transformation, work stoppage and certain other non-operating income and expenses.

(b)	Represents professional fees related to our reorganization.

(c)	Represents non-cash actuarial losses resulting from pension and postretirement liability curtailment and re-measurements.

(d)	Represents estimated cost savings, on a pro forma basis, from initiatives implemented or being implemented by management.

(e)	Reflects pro forma unrealized EBITDA related to Momentive’s acquisition of the operating assets of Sea Lion Technology, Inc. as if the business was acquired at the beginning of the LTM period.

(f)	Non-cash charges primarily include the effects of foreign exchange gains and losses and impacts of asset impairments and disposals, and stock-based compensation expense.

(g)	Reflects the exclusion of the EBITDA of our subsidiaries that are designated as Unrestricted Subsidiaries under the ABL Facility and the indentures that govern our notes.

(h)	Reflects pro forma interest expense based on outstanding indebtedness and interest rates at June 30, 2017 adjusted for applicable restricted payments.

(i)
MPM’s ability to incur additional indebtedness, among other actions, is restricted under the indentures governing our notes, unless MPM has an Adjusted EBITDA to Fixed Charges ratio of 2.0 to 1.0. As of June 30, 2017, we were able to satisfy this test and incur additional indebtedness under these indentures.

(j)
Represents Pro forma Fixed Charge Coverage Ratio as defined in the ABL Credit Agreement. If the ABL availability is less than the greater of (a) 12.5% of the borrowing base and, (b) $27 million, the the FCCR must be greater than 1.0 to 1.